EXHIBIT 99.1

NEWS RELEASE

August 20, 2008	OTC BB: DPDW

DEEP DOWN ANNOUNCES 96% INCREASE IN REVENUES

HOUSTON, TX – August 20, 2008 – Deep Down, Inc. (OTCBB: DPDW) announced unaudited results on August 15, 2008 for the three months and six months ended June 30, 2008, on Form 10-Q filed with the U.S. Securities and Exchange Commission.

Deep Down generated revenue of $14.2 million for the six months ended June 30, 2008 compared to $7.2 million for the same period last year, an increase of $7.0 million, or 96%. Our acquisitions accounted for $5.1 million of this increase. Mako was included for the entire period and accounted for $2.7 million of the increase. Flotation Technologies was included for two months and accounted for $1.5 million of the increase.  ElectroWave was included for six months and accounted for $0.9 million of the increase, but the six month period in 2007 included only three months revenue for ElectroWave since it was acquired in April 2007. Our existing businesses continued to strengthen with increased revenues of $1.9 million, or 29%, over last year’s six month period.  Contract revenues were up 25%, and rentals were up 47%. Our offshore market continues to be strong as we continue to expand our customer base.

Deep Down generated revenues of $7.9 million for the three months ended June 30, 2008 compared to $5.1 million for the same period last year, an increase of $2.8 million, or 54%.  Our acquisitions represented $3.0 million of the increase in revenue in addition to a slight revenue decrease in the core business of $0.2 million. This slight decrease in revenue was a result of certain customers delaying scheduled projects.

Gross margin for the six months ended June 30, 2008 was $4.8 million compared to $2.7 million in the same prior year period, an increase of $2.1 million, or 79%. $1.4 million of the increase is attributable to the inclusion of the acquisitions in this period. The overall gross margin was 34 % for the first six months of 2008 as compared to 37% for the same period last year. The gross margin is slightly lower due to an increase in personnel.

SG&A for the six months ended June 30, 2008, was $5.4 million compared to $1.8 million for the same period last year, an increase of $3.6 million, or 209%. The acquisitions of Mako and Flotation represented $1.5 million of the increase. Bad debt expense increased by $0.8 million due to the write-off of two accounts, one of which filed for bankruptcy protection during the quarter ($0.2 million of the total bad debt is included in the Mako subsidiary). Personnel and related costs increased by $1.0 million primarily due to an expansion of our businesses, combined with the related costs of administering a public company and complying with reporting requirements. Additionally, we paid approximately $0.7 million in professional, accounting, and legal fees to support our various initiatives during the six months ended June 30, 2008, including the filing of a registration statement, acquisitions and reporting requirements. Stock based compensation related to employee stock options and restricted stock was approximately $0.3 million in the current fiscal year compared to approximately $40,000 for the comparable prior year period.

Operating loss for the six months ended June 30, 2008, was $1.5 million compared to operating income of $0.8 million for the same prior year period.  Net loss for the six months ended June 30, 2008, was $5.0 million compared to net income of $0.8 million for the same prior period.  Income was impacted by one-time interest expense and loss on debt extinguishment expenses totaling $2.6 million related to the early payoff of our secured credit agreement (the “Credit Agreement”).  Earnings before interest, taxes, depreciation, amortization and other non-cash charges (“EBITDA”) for the six months ended June 30, 2008, was $0.5 million, compared to $1.0 million, a decrease of $0.5 million over the same prior year period.

Interest expense for the six months ended June 30, 2008, was $3.5 million compared to $1.5 million for the same prior year period. In connection with the early payoff of the Credit Agreement, Deep Down accelerated the remaining deferred financing costs totaling $0.7 million and recorded this charge to interest expense. Additionally, $1.5 million in debt discounts were accelerated and recorded to interest expense, along with early termination fees of approximately $0.5 million. Deep Down paid cash interest related to the Credit Agreement totaling $0.8 million for the six months ended June 30, 2008. For the comparable period last year, $1.4 million of the total interest was related to accretion on the redemption of Series G and Series E Preferred Stock.

“I am pleased to report this quarter that Deep Down continues to improve its financial position. The Company is now essentially debt free and has retired all of its remaining preferred shares.  Liquidity is strong with unrestricted cash and equivalents of $4.1 million and a current ratio of 3.8.  Our working capital position is $10.8 million.  Stockholders’ equity has improved dramatically and is now $52.9 million compared to $12.6 million on December 31, 2007.  We remain excited and optimistic about the prospects for continued revenue growth and a return to profitability,” commented Robert E. Chamberlain, Jr., Deep Down’s Chairman.

About Deep Down, Inc.

Deep Down specializes in the provision of innovative solutions, installation management, engineering services, support services, custom fabrication and storage management services for the offshore subsea control, umbilical, and pipeline industries. The company fabricates component parts of subsea distribution systems and assemblies that specialize in the development of subsea fields and tie backs. These items include umbilicals, flow lines, distribution systems, pipeline terminations, controls, winches, and launch and retrieval systems, among others. Deep Down provides these services from the initial field conception phase, through manufacturing, site integration testing, installation, topside connections, and the final commissioning of a project.

The Company’s ElectroWave subsidiary offers products and services in the fields of electronic monitoring and control systems for the energy, military, and commercial business sectors. ElectroWave designs, manufactures, installs, and commissions integrated PLC and SCADA based instrumentation and control systems, including ballast control and monitoring, drilling instrumentation, vessel management systems, marine advisory systems, machinery plant control and monitoring systems, and closed circuit television systems.

The Company’s Mako subsidiary serves the growing offshore petroleum and marine industries with technical support services, and products vital to offshore petroleum production, through rentals of its remotely operated vehicles (ROV), topside and subsea equipment, and diving support systems used in diving operations, maintenance and repair operations, offshore construction, and environmental/marine surveys.

Flotation engineers, designs and manufactures deepwater buoyancy systems using high-strength FlotecTM syntactic foam and polyurethane elastomers.  Flotation’s  product offerings include distributed buoyancy for flexible pipes and umbilicals, drilling riser buoyance modules, CoreTecTM drilling riser buoyancy modules, ROVitsTM buoyancy, Hydro-Float mooring buoys, StablemoorTM low-drag ADCP deployment solution, Quick-Loc™ cable floats, HardballTM umbilical floats, Flotec™ cable and pipeline protection, InflexTM polymer bend restrictors, and installation buoyancy of any size and depth rating.

The Company’s strategy is to become a leading provider of products and services to the offshore industry, including shallow, deep, and ultra-deep water applications in oil and gas exploration, development and production activities, and maritime operations.  Management plans to achieve this strategy through organic growth and strategic acquisitions of complementary businesses with technological advantages in deepwater environments.  For further company information, please visit www.deepdowninc.com, www.electrowaveusa.com, www.makotechnologies.com and www.flotec.com.

One of our most important responsibilities is to communicate with shareholders in an open and direct manner.  Comments are based on current management expectations, and are considered "forward-looking statements," generally preceded by words such as "plans," "expects," "believes," "anticipates," or "intends."  We cannot promise future returns.  Our statements reflect our best judgment at the time they are issued, and we disclaim any obligation to update or alter forward-looking statements as the result of new information or future events.  Deep Down urges investors to review the risks and uncertainties contained within its filings with the Securities and Exchange Commission.

For Further Information

Steven Haag, Investor Relations

ir@deepdowninc.com
281-862-2201 (O)
281-862-2522 (F)

DEEP DOWN, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30, 2008	December 31, 2007
ASSETS
Cash and equivalents	$4,085,543	$2,206,220
Restricted cash	-	375,000
Accounts receivable, net of allowance of $818,992 and $139,787 respectively	8,614,961	7,190,466
Prepaid expenses and other current assets	710,213	312,058
Inventory	179,343	502,253
Lease receivable, short-term	414,000	414,000
Work in progress	681,790	945,612
Receivable from Prospect, net	-	2,687,333
Total current assets	14,685,850	14,632,942

Property and equipment, net	10,651,053	5,172,804
Other assets, net of accumulated amortization of $0 and $54,560 respectively	550,819	1,109,152
Lease receivable, long-term	500	173,000
Intangibles, net	18,745,713	4,369,647
Goodwill	13,001,556	10,594,144
Total assets	$57,635,491	$36,051,689

LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued liabilities	$3,070,105	$3,569,826
Deferred revenue	725,521	188,030
Payable to Mako shareholders	-	3,205,667
Current portion of long-term debt	47,477	995,177
Total current liabilities	3,843,103	7,958,700

Long-term debt, net of accumulated discount of $0 and $1,703,258 respectively	919,381	10,698,818
Series E redeemable exchangeable preferred stock, par value $0.01, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 500 issued and outstanding, respectively	-	386,411
Total liabilities	4,762,484	19,043,929

Temporary equity:
Series D redeemable convertible preferred stock, $0.01 par value, face value and liquidation preference of $1,000 per share, no dividend preference, authorized 10,000,000 aggregate shares of all series of preferred stock, -0- and 5,000 issued and outstanding, respectively	-	4,419,244
Total temporary equity	-	4,419,244

Stockholders' equity:
Common stock, $0.001 par value, 490,000,000 shares authorized, 174,732,501 and 85,976,526 shares issued and outstanding, respectively	174,733	85,977
Paid-in capital	60,000,402	14,849,847
Accumulated deficit	(7,302,128)	(2,347,308)
Total stockholders' equity	52,873,007	12,588,516
Total liabilities and stockholders' equity	$57,635,491	$36,051,689

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues
Contract revenue	$5,670,385	$4,508,635	$11,007,914	$6,110,916
Rental revenue	2,249,811	636,153	3,191,747	1,132,266
Total revenues	7,920,196	5,144,788	14,199,661	7,243,182
Cost of sales	5,496,427	3,293,313	9,372,798	4,545,402
Gross profit	2,423,769	1,851,475	4,826,863	2,697,780
Operating expenses:
Selling, general & administrative	3,681,643	1,103,902	5,443,890	1,763,622
Depreciation and amortization	543,128	90,196	841,277	154,221
Total operating expenses	4,224,771	1,194,098	6,285,167	1,917,843
Operating income (loss)	(1,801,002)	657,377	(1,458,304)	779,937
Other income (expense):
Gain (loss) on debt extinguishment	(446,412)	2,000,000	(446,412)	2,000,000
Interest income	27,346	16,290	66,510	16,290
Interest expense	(2,690,534)	(1,276,770)	(3,459,564)	(1,508,657)
Other expense	(39,771)	-	(11,416)	-
Total other income (expense)	(3,149,371)	739,520	(3,850,882)	507,633
Income (loss) before income taxes	(4,950,373)	1,396,897	(5,309,186)	1,287,570
Benefit from (provision for) income taxes	85,000	(447,363)	354,366	(447,363)
Net income (loss)	$(4,865,373)	$949,534	$(4,954,820)	$840,207
Earnings per share:
Basic	$(0.04)	$0.01	$(0.05)	$0.01
Weighted-average common shares outstanding	132,666,860	67,870,171	109,326,053	74,417,132

Diluted	$(0.04)	$0.01	$(0.05)	$0.01
Weighted-average common shares outstanding	132,666,860	93,799,839	109,326,053	100,315,405

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(Unaudited)

	For the Six Months Ended June 30, 2008
	Common Stock		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance at December 31, 2007	85,976,532	$85,977	$14,849,847	$(2,347,308)	$12,588,516
Net loss	-	-	-	(4,954,820)	(4,954,820)
Exchange of Series D preferred stock	25,866,518	25,867	4,393,377		4,419,244
Stock issued for acquisition of Mako	2,802,969	2,803	1,959,275		1,962,078
Stock issued for acquisition of Flotation	1,714,286	1,714	1,421,143		1,422,857
Warrants issued for acquisition of Flotation		-	121,793		121,793
Restricted stock issued	1,200,000	1,200	(1,200)		-
Stock issued in private placement	57,142,857	57,143	37,002,527		37,059,670
Cashless exercise of stock options	29,339	29	(29)		0
Warrant exercises	-	-	-		-
Stock based compensation	-	-	253,669		253,669
Balance at June 30, 2008	174,732,501	$174,733	$60,000,402	$(7,302,128)	$52,873,007

DEEP DOWN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
	Six Months Ended June 30,
	2008	2007
Cash flows from operating activities:
Net loss	$(4,954,820)	$840,208
Adjustments to reconcile net income to net cash
used in operating activities:
Gain on extinguishment of debt	-	(2,000,000)
Interest income	(30,467)	(16,290)
Amortization of debt discount	1,816,847	1,391,506
Amortization of deferred financing costs	762,700	-
Share-based compensation	253,669	39,565
Bad debt expense	832,328	-
Depreciation and amortization	898,998	154,221
Loss on disposal of equipment	9,136	-
Changes in assets and liabilities:
Lease receivable	-	(750,000)
Accounts receivable	(254,958)	(531,356)
Prepaid expenses and other current assets	(586,618)	1,655
Inventory	(179,343)	(472,253)
Work in progress	1,135,005	(119,552)
Accounts payable and accrued liabilities	(1,601,586)	1,808,987
Deferred revenue	537,491	80,628
Net cash provided by operating activities	$(1,361,618)	$427,319
Cash flows from investing activities:
Cash paid for acquisition of Flotation	(22,116,140)	-
Cash paid for acquisition of Mako	(1,319,967)	-
Cash paid for third party debt	-	(432,475)
Cash received from sale of ElectroWave receivables	-	261,068
Cash deficit acquired an acquisition of a business	-	(18,974)
Purchases of equipment	(687,060)	(442,788)
Restricted cash	375,000	-
Net cash used in investing activities	$(23,748,167)	$(633,169)
Cash flows from financing activities:
Payment for cancellation of common stock	-	(250,000)
Redemption of preferred stock	-	(250,000)
Proceeds from sale of common stock, net of expenses	37,059,670	960,000
Proceeds from long term debt	2,687,333	-
Proceeds from sales-type lease	172,500	69,000
Borrowings on debt - related party	-	150,000
Payments of long-term debt	(12,930,395)	(222,307)
Net cash provided by (used in) financing activities	$26,989,108	$456,693
Change in cash and equivalents	1,879,323	250,843
Cash and equivalents, beginning of period	2,206,220	12,462
Cash and equivalents, end of period	$4,085,543	$263,305

Supplemental schedule of noncash investing
and financing activities:
Acquisition of a business	$-	$(190,381)
Exchange of receivables for acquisition of a business	$-	$171,407
Warrants issued for acquisition of Flotation	$121,793	$-
Stock issued for acquisition of Flotation	$1,422,857	$-
Stock issued for acquisition of Mako	$1,962,078	$-
Fixed assets purchased with capital lease	$-	$525,000
Fixed assets transferred from Inventory	$502,253	$-
Exchange of Series D preferred stock	$4,419,244
Exchange of Series E preferred stock	$-	$3,366,778
Redemption of Series E preferred stock	$-	$2,000,000
Exchange of Series E preferred stock for subordinated debenture	$500,000	$-
Common shares issued as restricted stock	$1,200	$-
Supplemental Disclosures:
Cash paid for interest	$880,017	$117,151
Cash paid for pre-payment penalties	$446,413	$-
Cash paid for taxes	$275,000	$-